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                                                               EXHIBIT 23.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 -----------------------------------------


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP


Hartford, Connecticut
March 6, 1997